Exhibit 99.1

REALNETWORKS ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2011

RESULTS

SEATTLE – Feb. 15, 2012 –RealNetworks, Inc. (Nasdaq: RNWK) today announced results for the fourth quarter and fiscal year ended Dec. 31, 2011.

Quarterly Highlights:

•	Revenue of $80.2 million

•	Net loss of $(2.8) million or $(0.08) per share

•	Adjusted EBITDA of $3.8 million

•	Operating cash flow of $6.7 million

Full Year Highlights:

•	Revenue of $335.7 million

•	Net loss of $(27.1) million or $(0.79) per share

•	Adjusted EBITDA of $17.7 million

•	Cash and short term investments of $185.1 million as of Dec. 31, 2011

“We are clearly not satisfied with the company’s 2011 performance and, as a result, we have an increased sense of urgency to refocus RealNetworks for growth and profitability,” said Thomas Nielsen, President and CEO of RealNetworks. “We are already taking steps to simplify our existing businesses, restructure our company and unlock shareholder value. At the same time, we are developing and will acquire businesses that target large and fast growing addressable markets.”

Fourth Quarter Results

For the fourth quarter of 2011, revenue was $80.2 million, a sequential decrease of 5% from the third quarter, and a decrease of 18% compared with the fourth quarter of 2010. Foreign currency exchange rate fluctuations positively affected 2011 fourth quarter revenue by approximately $0.3 million compared with the year-ago quarter. Revenue trends in each of RealNetworks’ businesses in the fourth quarter of 2011 compared with the year-earlier quarter were: a 5% decrease in Emerging Products revenue to $12.0 million, a 20% decrease in Core Products revenue to $46.7 million and a 21% decrease in Games revenue to $21.6 million.

Net loss for the fourth quarter of 2011 was $(2.8) million, or $(0.08) per share, compared with net income of $3.2 million, or $0.09 per share, in the fourth quarter of 2010. The loss for the quarter was affected by a $20.0 million impairment for deferred SaaS costs and a tax benefit of $22.7 million resulting from an expectation that we will generate taxable income in 2012 as a result of the sale of patents and other assets we announced in January 2012.

Adjusted EBITDA for the fourth quarter of 2011 was $3.8 million, compared with $13.3 million for the fourth quarter of 2010. A reconciliation of GAAP operating income (loss) to adjusted EBITDA is provided in the financial tables that accompany this release.

As of Dec. 31, 2011, RealNetworks had $185.1 million in unrestricted cash, cash equivalents and short-term investments compared with $334.3 million at Dec. 31, 2010, of which approximately $48.9 million is held in foreign jurisdictions. The decline in cash was largely due to a $136.8 million special dividend paid to shareholders in August 2011. In addition, RealNetworks had $47.4 million in restricted cash and available-for-sale securities at the end of the year.

Segment Operating Results

	2011	2011	2010	Sequential	Yr/Yr
	Q4	Q3	Q4	Change	Change
	(in thousands)
Revenue
Core Products	$46,693	$50,705	$58,030	-8%	-20%
Emerging Products	11,974	10,764	12,558	11%	-5%
Games	21,552	22,945	27,229	-6%	-21%
Corporate	—	—	—

Total	$80,219	$84,414	$97,817	-5%	-18%

Operating Income (loss)
Core Products	$(10,733)	$8,815	$12,500	-222%	-186%
Emerging Products	26	(2,033)	4,020	-101%	-99%
Games	228	1,589	1,788	-86%	-87%
Corporate	(13,198)	(11,854)	(12,329)	11%	7%

Total	$(23,677)	$(3,483)	$5,979	580%	-496%

Adjusted EBITDA
Core Products	$11,382	$11,617	$15,523	-2%	-27%
Emerging Products	986	(1,711)	4,109	-158%	-76%
Games	883	2,275	2,452	-61%	-64%
Corporate	(9,411)	(8,094)	(8,811)	16%	7%

Total	$3,840	$4,087	$13,273	-6%	-71%

Full Year Results

For 2011, revenue from RealNetworks’ Core Products, Emerging Products and Games businesses was $335.7 million, a decrease of 8% compared with $366.0 million for 2010. Total revenue for 2010 was $401.7 million, including first-quarter revenue from RealNetworks’ music business of $35.7 million. Beginning in the second quarter of 2010, revenue and other operating results of RealNetworks’ music business from its Rhapsody joint venture are not consolidated in RealNetworks’ financial statements as a result of the restructuring of Rhapsody completed on March 31, 2010. Foreign currency exchange rate fluctuations positively affected 2011 revenue by approximately $8.0 million compared with 2010. Revenue trends in each of RealNetworks’ businesses for the full year 2011 compared with 2010 were: a 12% increase in Emerging Products revenue to $46.6 million, a 10% decrease in Core Products revenue to $191.2 million and a 12% decrease in Games revenue to $97.9 million.

Net loss for the year was $(27.1) million, or $(0.79) per share, compared with net income of $5.0 million, or $0.26 per share, in 2010. Net loss in 2011 included restructuring charges of $(8.0) million, the $(20.0) million impairment for deferred SaaS costs in the fourth quarter and an income tax benefit of $17.3 million. Net income in 2010 included a gain from the deconsolidation of Rhapsody of $10.9 million, an income tax benefit of $36.5 million resulting primarily from a $30.0 million cash refund from the IRS and restructuring charges of $(19.8) million.

In 2011, adjusted EBITDA was $17.7 million compared with $25.3 million in 2010. A reconciliation of GAAP operating income (loss) to adjusted EBITDA is provided in the financial tables that accompany this release.

Business Outlook

For the first quarter of 2012, RealNetworks expects revenue of $65 million to $68 million. The company expects revenue from each of its current segments to decline sequentially and year-over-year. As a result of the decline in revenue, and a seasonal first-quarter sequential increase in expenses, RealNetworks expects adjusted EBITDA for the quarter to be negative, excluding the net effect of the sale of patent and other assets to Intel Corp. The company expects the patent sale to generate $120 million of cash and to close in the first quarter.

Anticipating significant restructuring activities in 2012, which we expect will include acquisitions and divestitures as well as changes in RealNetworks’ operating segments, RealNetworks is not providing full-year guidance for 2012.

The foregoing forward-looking statements reflect RealNetworks’ expectations as of Feb. 15, 2012. It is not RealNetworks’ general practice to update these forward-looking statements until its next quarterly results announcement.

Webcast and Conference Call Information

The company will host an audio Webcast conference call to review results and discuss the company’s operations for the fourth quarter at 5:00 p.m. ET on Feb. 15. The Webcast will be available at: http://investor.realnetworks.com

Webcast participants will need RealPlayer® to hear the webcast, which can be downloaded at www.real.com.

The on-demand Webcast will be available beginning approximately two hours following the conclusion of the live Webcast.

Conference Call Details

5:00 p.m. ET / 2:00 p.m. PT

Dial in:

888-323-9869 Domestic

517-308-9139 International

Passcode: Fourth Quarter Earnings

Leader: Thomas Nielsen

Telephonic replay will be available until 8 p.m. ET, Feb. 29, 2012.

Replay dial in:

866-415-8412 Domestic

203-369-0705 International

For More Information:

Marj Charlier, Investor Relations at RealNetworks, Inc.

206-892-6785 or mcharlier@real.com

Press Only:

Barbara Krause, Krause Taylor Associates for RealNetworks, Inc.

408-981-2429 or barbara@krause-taylor.com.

About RealNetworks:

RealNetworks creates innovative applications and services that make it easy to connect with and enjoy digital media. RealNetworks invented the streaming media category in 1995 and continues to connect consumers with their digital media both directly and through partners, aiming to support every network, device, media type and social network. RealNetworks’ corporate information is located at http://www.realnetworks.com/about-us

About Non-GAAP Financial Measures

To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA by reporting segment, which management believes provide investors with useful information.

In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP operating income (loss) to adjusted EBITDA and to adjusted EBITDA by reporting segment.

The rationale for management’s use of non-GAAP measures is included in the supplementary materials presented with the fourth quarter earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company’s report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to RealNetworks’ current expectations for future revenue, adjusted EBITDA, plans to undertake, as well as results and benefits from its business restructuring activities, future acquisitions and strategic initiatives, and the completion and financial impacts of the sale of patents and other assets to Intel Corp., which is subject to customary regulatory approval and satisfaction of closing conditions. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: fluctuations in foreign currencies; RealNetworks’ ability to realize operating efficiencies, growth and other benefits from the implementation of its strategic initiatives; the emergence of new entrants and competition in the market for digital media products and services; other competitive risks, including the growth of competing technologies, products and services; the potential outcomes and effects of claims and legal proceedings on RealNetworks’ business, prospects, financial condition or results of operations; risks associated with key customer or strategic relationships, business acquisitions and the introduction of new products and services; changes in consumer and advertising spending in response to disruptions in the global financial markets; and changes in RealNetworks’ effective tax rate. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of RealNetworks’ financial statements and forward-looking financial guidance requires the company to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

RealNetworks, RealPlayer and GameHouse are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
	(in thousands, except per share data)
Net revenue	$80,219	$97,817	$335,686	$401,733

Cost of revenue	32,089	35,705	126,637	144,723

Impairment of deferred costs	19,962	—	19,962	—

Gross profit	28,168	62,112	189,087	257,010

Operating expenses:
Research and development	16,012	19,180	70,212	100,955
Sales and marketing	25,342	27,013	111,300	118,543
Advertising with related party (A)	—	—	—	1,065
General and administrative	10,163	9,066	37,181	51,217
Restructuring and other charges	800	874	8,650	12,361
Loss (gain) on excess office facilities	(472)	—	(646)	7,396

Total operating expenses	51,845	56,133	226,697	291,537

Operating income (loss)	(23,677)	5,979	(37,610)	(34,527)

Other income (expenses):
Interest income, net	190	412	1,552	2,417
Equity in net loss of Rhapsody and other equity method investments (B)	(2,159)	(2,595)	(7,898)	(14,164)
Gain (loss) on sale of equity investments, net	—	41	—	(9)
Gain on deconsolidation of Rhapsody	—	—	—	10,929
Other income (expense), net	188	144	(473)	1,031

Total other income (expense), net	(1,781)	(1,998)	(6,819)	204

Income (loss) before income taxes	(25,458)	3,981	(44,429)	(34,323)
Income tax (expense) benefit	22,694	(787)	17,329	36,451

Net income (loss)	(2,764)	3,194	(27,100)	2,128
Net loss attributable to the noncontrolling interest in Rhapsody (C)	—	—	—	2,910

Net income (loss) attributable to common shareholders	$(2,764)	$3,194	$(27,100)	$5,038

Basic net income (loss) per share available to common shareholders	$(0.08)	$0.09	$(0.79)	$0.26
Diluted net income (loss) per share available to common shareholders	$(0.08)	$0.09	$(0.79)	$0.26
Shares used to compute basic net income (loss) per share available to common shareholders	34,258	33,963	34,185	33,894
Shares used to compute diluted net income (loss) per share available to common shareholders	34,258	34,033	34,185	34,013

(A)	Consists of advertising purchased by Rhapsody from MTV Networks (MTVN). MTVN had a 49% ownership interest in Rhapsody prior to the restructuring transactions that occurred on March 31, 2010. See note (B) for more details regarding the restructuring and the related deconsolidation.

(B)	On March 31, 2010, we completed the restructuring of Rhapsody which resulted in our ownership decreasing to approximately 47% of the outstanding equity in Rhapsody and no longer having operating control. Since the restructuring was completed on the last day of the quarter ended March 31, 2010, our statement of operations for the first quarter of 2010 includes results from Rhapsody’s operations. Beginning with the quarter ended June 30, 2010, Rhapsody’s revenue or other operating results are no longer consolidated within our financial statements and we are not recording any operating or other financial results for our Music segment. We now report our share of Rhapsody’s income or losses as “Equity in net loss of Rhapsody and other equity method investments” in “Other income (expenses)”.

(C)	Net loss attributable to the noncontrolling interest in Rhapsody reflects MTVN’s 49% ownership share in the losses of Rhapsody prior to the restructuring transactions that occurred on March 31, 2010.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
	2011	2010
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$106,333	$236,018
Short-term investments	78,739	98,303
Trade accounts receivable, net	41,165	48,324
Deferred costs, current portion	1,424	9,173
Related party receivable - Rhapsody (A)	—	351
Prepaid expenses and other current assets	21,902	30,441

Total current assets	249,563	422,610

Equipment, software, and leasehold improvements, at cost:
Equipment and software	104,352	144,623
Leasehold improvements	25,947	25,367

Total equipment, software, and leasehold improvements	130,299	169,990
Less accumulated depreciation and amortization	92,825	126,619

Net equipment, software, and leasehold improvements	37,474	43,371
Restricted cash equivalents and investments	10,168	10,000
Equity method investments	7,798	15,486
Available for sale securities	37,204	27,541
Other assets	2,954	3,316
Deferred costs, non-current portion	843	18,401
Deferred tax assets, net, non-current portion	18,419	12,805
Other intangible assets, net	7,169	6,952
Goodwill	6,198	4,960

Total assets	$377,790	$565,442

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,151	$30,413
Accrued and other liabilities	59,194	85,702
Deferred revenue, current portion	11,835	19,036
Accrued loss on excess office facilities, current portion	596	1,144

Total current liabilities	88,776	136,295
Deferred revenue, non-current portion	195	460
Accrued loss on excess office facilities, non-current portion	2,151	3,380
Deferred rent	2,944	3,514
Deferred tax liabilities, net, non-current portion	1,443	1,049
Other long-term liabilities	10,994	7,999

Total liabilities	106,503	152,697

Shareholders’ equity	271,287	412,745

Total liabilities and shareholders’ equity	$377,790	$565,442

(A)	Related party receivable reflects amounts Rhapsody International, formed on March 31, 2010, owed RealNetworks.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Years Ended December 31,
	2011	2010
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(27,100)	$2,128
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	16,895	23,401
Stock-based compensation	11,747	12,203
Loss (gain) on disposal of equipment, software, and leasehold improvements	(62)	(41)
Equity in net loss of Rhapsody and other equity method investments	7,898	14,164
Gain on deconsolidation of Rhapsody	—	(10,929)
Excess tax benefit from stock option exercises	(74)	(48)
Accrued loss (gain) on excess office facilities	(646)	5,670
Deferred income taxes, net	(23,985)	622
Other	114	460
Net change in certain operating assets and liabilities, net of acquisitions, disposals and deconsolidation of Rhapsody	14,505	(78,752)

Net cash used in operating activities	(708)	(31,122)

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(9,873)	(12,904)
Purchases of short-term investments	(96,841)	(116,831)
Proceeds from sales and maturities of short-term investments	116,405	126,398
Payment of acquisition costs, net of cash acquired	(2,888)	(5,806)
Sale of Exomi, net of cash received	—	49
Payment in connection with the restructuring of Rhapsody	—	(18,000)
Repayment of temporary funding on deconsolidation of Rhapsody	—	5,869
Decrease (increase) in restricted cash equivalents and investments, net	(179)	3,700

Net cash provided by (used in) investing activities	6,624	(17,525)

Cash flows from financing activities:
Net proceeds from sales of common stock under employee stock purchase plan and exercise of stock options	3,177	2,678
Net proceeds from sales of interest in Rhapsody	—	1,213
Excess tax benefit from stock option exercises	74	48
Payment of common stock cash dividend	(136,793)	—

Net cash (used in) provided by financing activities	(133,542)	3,939

Effect of exchange rate changes on cash and cash equivalents	(2,059)	3,696

Net increase (decrease) in cash and cash equivalents	(129,685)	(41,012)
Cash and cash equivalents, beginning of period	236,018	277,030

Cash and cash equivalents, end of period	$106,333	$236,018

RealNetworks, Inc. and Subsidiaries

Supplemental Financial Information

(Unaudited)

		2011
	YTD	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business:
Core Products (A)	$191,240	$46,693	$50,705	$45,735	$48,107
Emerging Products (B)	46,590	11,974	10,764	12,717	11,135
Games (C)	97,856	21,552	22,945	25,300	28,059

Total net revenue excluding music	335,686	80,219	84,414	83,752	87,301
Music (D)	—	—	—	—	—

Total net revenue including music	$335,686	$80,219	$84,414	$83,752	$87,301

Core Products Revenue by Product:
SaaS (E)	$119,378	$28,255	$30,381	$30,216	$30,526
Systems Integrations / Professional Services (F)	6,843	771	3,844	388	1,840
Technology Licensing (G)	28,429	9,246	6,250	6,508	6,425
Consumer Subscriptions (H)	36,590	8,421	10,230	8,623	9,316

Total Core Products net revenue	$191,240	$46,693	$50,705	$45,735	$48,107

Net Revenue by Geography:
United States	$162,720	$37,298	$38,969	$41,984	$44,469
Rest of world	172,966	42,921	45,445	41,768	42,832

Total net revenue	$335,686	$80,219	$84,414	$83,752	$87,301

Product Metrics (subscribers and ICM presented as greater than):
Addressable subscribers of mobile operators under contract (I)		725,000	700,000	775,000	775,000
SaaS subscribers (J)		30,050	34,000	34,550	35,900
Monthly SaaS ARPU (in cents) (K)		$0.19	$0.17	$0.18	$0.18
ICM delivered in billions (L)		165	162	157	151
Consumer subscribers(M)		425	500	475	500

		2010
	YTD	Q4	Q3	Q2	Q1
		(in thousands)
Net Revenue by Line of Business:
Core Products (A)	$212,845	$58,030	$51,870	$51,742	$51,203
Emerging Products (B)	41,761	12,558	8,778	8,997	11,428
Games (C)	111,394	27,229	25,784	28,145	30,236

Total net revenue excluding music	366,000	97,817	86,432	88,884	92,867
Music (D)	35,733	—	—	—	35,733

Total net revenue including music	$401,733	$97,817	$86,432	$88,884	$128,600

Core Products Revenue by Product:
SaaS (E)	$133,543	$35,656	$31,885	$32,388	$33,614
Systems Integrations / Professional Services (F)	6,706	4,388	953	998	367
Technology Licensing (G)	30,751	7,632	7,473	7,736	7,910
Consumer Subscriptions (H)	41,845	10,354	11,559	10,620	9,312

Total Core Products net revenue	$212,845	$58,030	$51,870	$51,742	$51,203

Net Revenue by Geography:
United States	$227,823	$48,048	$46,874	$48,351	$84,550
Rest of world	173,910	49,769	39,558	40,533	44,050

Total net revenue	$401,733	$97,817	$86,432	$88,884	$128,600

Product Metrics (subscribers and ICM presented as greater than):
Addressable subscribers of mobile operators under contract (I)		700,000	700,000	675,000	650,000
SaaS subscribers (J)		36,700	37,500	37,600	37,950
Monthly SaaS ARPU (in cents) (K)		$0.20	$0.16	$0.16	$0.16
ICM delivered in billions (L)		136	134	128	120
Consumer subscribers(M)		550	600	600	575

Net Revenue by Line of Business:

(A)	The Core Products segment primarily includes revenue from SaaS services, system integration and professional services to carriers and mobile handset companies, sales of technology licenses of our software products such as Helix for handsets, consumer subscriptions such as SuperPass and our international radio subscription services.
(B)	The Emerging Products segment primarily includes revenue from RealPlayer and related products, such as the distribution of third party software products, advertising on RealPlayer websites and sales of RealPlayerPlus software licenses to consumers.
(C)	The Games segment primarily includes revenue from sales of games licenses, online games subscription services, advertising on game sites and social network sites, games syndication services, microtransactions from online and social games and sales of mobile games.
(D)	On March 31, 2010, we completed the restructuring of Rhapsody, which resulted in our ownership decreasing to approximately 47% of the outstanding equity in Rhapsody and our loss of operating control over Rhapsody. Beginning with the quarter ended June 30, 2010, Rhapsody’s revenue or other operating results are no longer consolidated within our financial statements and we are not recording any operating or other financial results for our Music segment. We now report our share of Rhapsody’s income or losses as “Equity in net loss of Rhapsody and other equity method investments” in “Other income (expense)”.

Core Products Revenue by Product:

(E)	Software as a Service (SaaS) revenue includes revenue from music on demand (MOD), video on demand (VOD), ringtones, ringback tones (RBT) and intercarrier messaging services provided to network service providers, who are largely mobile phone networks.
(F)	Systems Integrations / Professional Services revenue includes professional services, other than those associated with software sales, provided to mobile carriers and handset manufacturers.
(G)	Technology Licensing includes revenue from sales of software and other intellectual property licenses such as Helix server licenses and Helix software licenses for handsets.
(H)	Consumer Subscriptions includes revenue from SuperPass as well as our international radio subscription services.

Product Metrics:

(I)	Total subscribers reported at the end of the quarter of mobile carriers that offer one or more of our SaaS services, other than intercarrier messaging services, to their customers.
(J)	SaaS subscribers include RBT, MOD and VOD services, measured at the end of the quarter.
(K)	Monthly SaaS ARPU (Average Revenue Per User) is calculated by dividing (a) the total quarterly revenue from SaaS subscription services, including RBT, MOD, VOD, by (b) the number of SaaS subscribers at the end of the quarter, and dividing the resulting quotient by three.
(L)	ICM (Intercarrier message) represents the total number of messages delivered across our messaging platform during the quarter.
(M)	Consumer subscribers primarily includes our SuperPass and GamePass products. We repurchased our international radio subscription services from Rhapsody as part of the restructuring that occurred on March 31, 2010, and as a result, subscribers to our international radio services are included beginning in the quarter ended June 30, 2010.

RealNetworks, Inc. and Subsidiaries

Segment Results of Operations

(Unaudited)

	2011		2010	2011	2010
	Q4	Q3	Q4	YTD	YTD
	(in thousands)
Core Products

Net revenue	$46,693	$50,705	$58,030	$191,240	$212,845
Cost of revenue	20,867	22,492	25,679	83,696	83,733
Impairment of Def Costs	19,329	—	—	19,329	—

Gross profit	6,497	28,213	32,351	88,215	129,112

Gross margin	14%	56%	56%	46%	61%

Operating expenses	17,230	19,398	19,851	75,188	86,217

Operating income (loss)	$(10,733)	$8,815	$12,500	$13,027	$42,895

Adjusted EBITDA	$11,382	$11,617	$15,523	$43,159	$56,306

Emerging Products

Net revenue	$11,974	$10,764	$12,558	$46,590	$41,761
Cost of revenue	3,448	3,913	1,179	11,879	7,123
Impairment of Def Costs	633	—	—	633	—

Gross profit	7,893	6,851	11,379	34,078	34,638

Gross margin	66%	64%	91%	73%	83%

Operating expenses	7,867	8,884	7,359	36,011	28,053

Operating income (loss)	$26	$(2,033)	$4,020	$(1,933)	$6,585

Adjusted EBITDA	$986	$(1,711)	$4,109	$(206)	$7,157

Games

Net revenue	$21,552	$22,945	$27,229	$97,856	$111,394
Cost of revenue	6,875	7,197	7,861	30,646	29,071

Gross profit	14,677	15,748	19,368	67,210	82,323

Gross margin	68%	69%	71%	69%	74%

Operating expenses	14,449	14,159	17,580	60,633	78,275

Operating income (loss)	$228	$1,589	$1,788	$6,577	$4,048

Adjusted EBITDA	$883	$2,275	$2,452	$9,246	$8,970

Music

Net revenue	$—	$—	$—	$—	$35,733
Cost of revenue	—	—	—	—	21,864

Gross profit	—	—	—	—	13,869

Gross margin	N/A	N/A	N/A	N/A	39%

Operating expenses	—	—	—	—	13,911

Operating income (loss)	$—	$—	$—	$—	$(42)

Adjusted EBITDA	$—	$—	$—	$—	$4,214

Corporate

Net revenue	$—	$—	$—	$—	$—
Cost of revenue	899	(1,786)	986	416	2,932

Gross profit	(899)	1,786	(986)	(416)	(2,932)

Gross margin	N/A	N/A	N/A	N/A	N/A

Operating expenses	12,299	13,640	11,343	54,865	85,081

Operating income (loss)	$(13,198)	$(11,854)	$(12,329)	$(55,281)	$(88,013)

Adjusted EBITDA	$(9,411)	$(8,094)	$(8,811)	$(34,508)	$(51,345)

Total

Net revenue	$80,219	$84,414	$97,817	$335,686	$401,733
Cost of revenue	32,089	31,816	35,705	126,637	144,723
Impairment of Def Costs	19,962	—	—	19,962	—

Gross profit	28,168	52,598	62,112	189,087	257,010

Gross margin	35%	62%	63%	56%	64%

Operating expenses	51,845	56,081	56,133	226,697	291,537

Operating income (loss)	$(23,677)	$(3,483)	$5,979	$(37,610)	$(34,527)

Adjusted EBITDA	$3,840	$4,087	$13,273	$17,691	$25,302

RealNetworks, Inc. and Subsidiaries

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment

(Unaudited)

	2011		2010	2011	2010
	Q4	Q3	Q4	YTD	YTD
	(in thousands)

Core Products

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$(10,733)	$8,815	$12,500	$13,027	$42,895
Acquisitions related intangible asset amortization	789	833	705	2,806	3,991
Depreciation and amortization	1,997	1,969	2,318	7,997	9,420
Impairment of deferred costs	19,329	—	—	19,329	—

Adjusted EBITDA	$11,382	$11,617	$15,523	$43,159	$56,306

Emerging Products

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$26	$(2,033)	$4,020	$(1,933)	$6,585
Acquisitions related intangible asset amortization	79	79	—	211	—
Depreciation and amortization	248	243	89	883	572
Impairment of deferred costs	633	—	—	633	—

Adjusted EBITDA	$986	$(1,711)	$4,109	$(206)	$7,157

Games

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$228	$1,589	$1,788	$6,577	$4,048
Acquisitions related intangible asset amortization	229	257	263	996	510
Depreciation and amortization	426	429	401	1,673	4,412

Adjusted EBITDA	$883	$2,275	$2,452	$9,246	$8,970

Music

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$—	$—	$—	$—	$(42)
Net loss attributable to noncontrolling interest in Rhapsody	—	—	—	—	2,910
Acquisitions related intangible asset amortization (A)	—	—	—	—	58
Depreciation and amortization (A)	—	—	—	—	690
Pro forma gain on sale of interest in Rhapsody America	—	—	—	—	598

Adjusted EBITDA	$—	$—	$—	$—	$4,214

Corporate

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:

Operating income (loss)	$(13,198)	$(11,854)	$(12,329)	$(55,281)	$(88,013)
Other income (expense), net	188	(228)	144	(473)	1,031
Depreciation and amortization	608	593	577	2,329	3,677
Restructuring and other charges	800	438	874	8,650	12,361
Stock-based compensation	2,663	2,957	1,923	10,913	12,203
Loss (gain) on excess office facilities	(472)	—	—	(646)	7,396

Adjusted EBITDA	$(9,411)	$(8,094)	$(8,811)	$(34,508)	$(51,345)

Total

Reconciliation of GAAP operating income (loss) to adjusted EBITDA:

Operating income (loss)	$(23,677)	$(3,483)	$5,979	$(37,610)	$(34,527)
Net loss attributable to noncontrolling interest in Rhapsody	—	—	—	—	2,910
Other income (expense), net	188	(228)	144	(473)	1,031
Acquisitions related intangible asset amortization (A)	1,097	1,169	968	4,013	4,559
Depreciation and amortization (A)	3,279	3,234	3,385	12,882	18,771
Loss (gain) on excess office facilities	(472)	—	—	(646)	7,396
Pro forma gain on sale of interest in Rhapsody America	—	—	—	—	598
Restructuring and other charges	800	438	874	8,650	12,361
Stock-based compensation	2,663	2,957	1,923	10,913	12,203
Impairment of deferred costs	19,962	—	—	19,962	—

Adjusted EBITDA	$3,840	$4,087	$13,273	$17,691	$25,302

(A)	Net of noncontrolling interest effect.

RealNetworks, Inc. and Subsidiaries

Earnings Per Share Reconciliation

(Unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
	(in thousands, except per share data)
Net income (loss) attributable to common shareholders	$(2,764)	$3,194	$(27,100)	$5,038
Less termination of MTVN’s preferred return in Rhapsody	—	—	—	3,700

Net income (loss) available to common shareholders	$(2,764)	$3,194	$(27,100)	$8,738

Shares used to compute basic net income (loss) per share available to common shareholders	34,258	33,963	34,185	33,894
Dilutive stock options and restricted stock	—	70	—	119

Shares used to compute diluted net income (loss) per share available to common shareholders	34,258	34,033	34,185	34,013

Basic net income (loss) per share available to common shareholders	$(0.08)	$0.09	$(0.79)	$0.26
Diluted net income (loss) per share available to common shareholders	$(0.08)	$0.09	$(0.79)	$0.26